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                                                                    Exhibit 23.2



            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                February 27, 2003



Endurance Specialty Holdings Ltd.
Crown House
4 Par-la-Ville Road
Hamilton HM 08, Bermuda

         RE:      Endurance Specialty Holdings Ltd. - Form S-1
                  Registration Statement
                  --------------------------------------------

Dear Ladies and Gentlemen:


         We consent to the use in this Registration Statement of Endurance Specialty Holdings Ltd. of our name under the Section "Legal Matters" and the Sections set forth below. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


         Risks Related to Taxation

         o We and our subsidiaries may be subject to U.S. tax which may have a material adverse effect on our financial condition and results of operations.

         o If you acquire 10% or more of Endurance Holdings' ordinary shares, you may be subject to taxation under the "controlled foreign corporation" ("CFC") rules.

         o U.S. Persons who hold ordinary shares will be subject to adverse tax consequences if we are considered a "passive foreign investment company" (a "PFIC") for U.S. federal income tax purposes.

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Endurance Specialty Holdings Ltd.
February 27, 2003
Page 2


         o U.S. Persons who hold ordinary shares will be subject to adverse tax consequences if we or any of our subsidiaries are considered a "foreign personal holding company" ("FPHC") for U.S. federal income tax purposes.

         Material Tax Considerations

         o        Certain United States Federal Income Tax Considerations.

                  o United States Taxation of Endurance Holdings, Endurance Bermuda, Endurance U.K. and Endurance U.S.

                           []       Personal Holding Companies.

                  o        United States Taxation of Holders of Ordinary Shares.

                           []       Shareholders Who Are U.S. Persons

                                    o        Classification of Endurance
                                             Holdings, Endurance U.K. or
                                             Endurance Bermuda as a Controlled
                                             Foreign Corporation.

                                    o        Passive Foreign Investment
                                             Companies.


                                    o        Foreign Personal Holding Companies


                                     /s/Skadden, Arps, Slate, Meagher & Flom LLP